OMB APPROVAL

OMB Number:	3235-0059
Expires:	August 31, 2004
Estimated average burden hours per response	14.73

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Colorado MEDtech, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

      Payment of Filing Fee (Check the appropriate box):

☐ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4) Proposed maximum aggregate value of transaction:

5) Total fee paid:

☒ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:

SEC 1913 (02-02)	Persons who potentially are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

COLORADO MEDTECH, INC.

345 Francis Street, Unit F
Longmont, Colorado 80502-0819

IMPORTANT REMINDER TO VOTE YOUR PROXY

DEAR SHAREHOLDER:

      Colorado MEDtech, Inc. is holding a special meeting of its shareholders on Friday, July 18, 2003. At the special meeting, you will be asked to approve the merger with CIVCO Holding, Inc., and CMT Mergerco, Inc. If this proposed merger is completed, Colorado MEDtech will become a wholly owned subsidiary of CIVCO Holding and each share of common stock will be converted into the right to receive a cash payment of $4.75 per share without interest. For the reasons we explained in the proxy statement previously sent to you, the Board of Directors believes that it is in the best interests of its shareholders to approve the merger with CIVCO Holding. The Board of Directors, accordingly, encourages you to vote FOR the merger.

      Your vote is important no matter how many or how few shares you own.

      Institutional Shareholder Services (“ISS”), the nation’s leading proxy voting advisory service firm, has also recommended that Colorado MEDtech’s shareholders vote to approve the proposed merger. ISS, which provides proxy advisory services to institutional investors, mutual funds, and other fiduciaries, stated in its report that: “Based on the market premium and the fairness opinion, we believe the merger agreement warrants shareholder support.” ISS is the leading provider of proxy voting and corporate governance services, serving more than 950 clients worldwide. ISS analysts research and recommend votes for 20,000 shareholder meetings each year. ISS has also recommended that Colorado MEDtech’s shareholders vote against the proposal regarding adjournment of the special meeting. For the reasons we explained in the proxy statement previously sent to you, the Colorado MEDtech Board of Directors recommends that you vote FOR the proposal regarding adjournment of the special meeting.

      Since the proposed merger must have the approval of a majority of Colorado MEDtech’s outstanding shares of common stock, a failure to vote will have the same effect as a vote against the proposed merger.

      If you have not yet returned your proxy for this important meeting, please take the time today to return the enclosed duplicate proxy card in the envelope provided.

      If you need another copy of the proxy statement or have any questions, please contact MacKenzie Partners, Inc., which is assisting us with the solicitation of proxies, at (800) 322-2885 Toll-free or (212) 929-5500 Collect.

      Your prompt attention to this matter would be greatly appreciated.

Sincerely,

Stephen K. Onody
President and Chief Executive Officer